CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
FIRST AMENDMENT TO MASTER CREDIT AGREEMENT
This FIRST AMENDMENT TO MASTER CREDIT AGREEMENT (this “Agreement”), dated as of March 31, 2023, among APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company (“Borrower”), RABO AGRIFINANCE LLC, a Delaware limited liability company (“Lender”) and RABO AGRIFINANCE LLC, a Delaware limited liability company, as agent for itself and the other Secured Parties (as defined in the Collateral Agency Agreement) under the Collateral Agency Agreement (in that capacity, “Collateral Agent”).
WHEREAS, Borrower and Lender have entered into that certain Master Credit Agreement, dated as of June 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”); and
WHEREAS, Borrower executed for the benefit of Lender and Collateral Agent that certain Mortgage, Assignment of Rents and Security Agreement, dated as of June 15, 2021, and recorded in the Official Records of Rowan County, Kentucky on June 16, 2021 at Document No. 2010215 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Mortgage”); and
WHEREAS, Borrower and Collateral Agent have entered into that certain Master Security Agreement dated as of February 2, 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Security Agreement”); and
WHEREAS, the parties hereto desire to amend the Credit Agreement to, among other things, extend the first date by which Borrower’s compliance with a certain financial covenant set forth in the Credit Agreement will be measured, all on the terms and subject to the conditions set forth herein; and
WHEREAS, Borrower has requested, and Lender has agreed, to amend the Credit Agreement; and
WHEREAS, pursuant to Section 12.07 of the Credit Agreement, the amendments requested by Borrower require the written consent of all Parties to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Credit Agreement.
2.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)Amendment to Leverage Ratio Measurement Date. Section 1.02(b) of the Applicable Obligor Covenants Schedule is hereby amended and restated in its entirety to read as follows:
(b)    Leverage Ratio. AppHarvest Morehead Farm, LLC shall maintain a Leverage Ratio of not more than 8.00:1.00 as of June 30, 2023; a Leverage Ratio of not more than 5.00:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2023; a Leverage Ratio of not more than 4.50:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2024; and a Leverage Ratio of not more than 4.00:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2025
(b)Reserve Account Deposits. Section 1.02(d) of the Applicable Obligor Covenants Schedule to the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

Borrower shall deposit the following additional amounts into the Reserve Account on or prior to the corresponding deposit dates set forth in the table below:

Additional Deposit Amount	Deposit Date
$2,000,000	March 31, 2023
$500,000	April 30, 2023
$500,000	May 31, 2023

(c)Applicable Obligor Covenants Schedule. The Applicable Obligor Covenants Schedule to the Credit Agreement is hereby amended by adding new Sections 1.02(f) and 1.02(g) which shall read as follows:
(f)    Restrictions on Indebtedness. Borrower shall not create, incur, assume, or permit to exist any indebtedness except (i) Permitted Debt and (ii) unsecured indebtedness payable to AppHarvest, Inc., a Delaware public benefit corporation (“Parent”) (or its successors or assigns); provided that any such indebtedness payable to Parent (or its successors or assigns) shall be subordinated to the Obligations pursuant to that certain Subordination Agreement dated June 15, 2021, by and among Borrower, Parent and Lender.
(g)    Restricted Payments. Borrower shall not declare or make, or agree to pay or make, directly or indirectly, (i) any dividend or other distribution (whether in cash, securities, or other property) with respect to any equity interest of or issued by Borrower or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any equity interest of or issued by Borrower or any payment of management fees or consulting fees to any holder of equity interests of Borrower or (ii) any payment of principal, interest, fees or any other sums in respect of any indebtedness payable to Parent or any Affiliate. Notwithstanding the foregoing, as long as no Event of Default shall have occurred and be continuing, Borrower may remit funds to Parent for expenses incurred and paid by Parent in the ordinary course of business and for cash flow management purposes in the ordinary course of business; provided, however, that no such funds remitted to Parent by Borrower may be used to pay principal, interest, fees or any other sums in respect of any indebtedness of Parent or any Affiliate.
(d)Additional Defaults. Section 1.135 of the Schedule of Definitions and Covenants to the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of subsection (o) thereof; (ii) replacing the “.” at the end of subsection (p) thereof with “; and”; and (iii) adding new subsections (q) and (r) thereof which shall read as follows:
(q)    Affiliate Default. Any default by Parent or any other Affiliate of Borrower in the payment or performance of a term or condition of (i) any credit agreement, note, security agreement, mortgage, deed of trust, deed to secure debt, or other agreement or instrument evidencing or securing any other indebtedness, liabilities or obligations of Parent or such other Affiliate of Borrower to any Person, including, without limitation, Lender or any

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Affiliate of Lender, (ii) that certain Purchase and Sale Agreement dated as of December 23, 2022 by and between AppHarvest Berea Farm, LLC, a Delaware limited liability company and an Affiliate of Borrower, and Mastronardi Berea LLC, a Delaware limited liability company (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions) and (iii) that certain Purchase & Marketing Agreement dated as of March 28, 2019 between Parent and Mastronardi Produce Limited, a corporation incorporated pursuant to the laws of the Province of Ontario, Canada (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions), in each case, where such default continues following any applicable notice and cure period.
(r)    Delisting. Without Lender’s prior written consent, the shares of common stock of Parent are delisted from The Nasdaq Stock Market LLC because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as The Nasdaq Stock Market LLC.
(e)Expenses. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.14    Expenses; Costs. Party shall pay the following: (i) all out-of-pocket expenses incurred by Lender and Collateral Agent and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof, including the fees, charges and disbursements of counsel for Lender or Collateral Agent, and of such consultants, advisors, appraisers and auditors retained or engaged by Lender or Collateral Agent; (ii) all out-of-pocket expenses incurred by Lender or Collateral Agent, including the fees, charges and disbursements of any advisors to Lender or Collateral Agent and counsel for Lender or Collateral Agent in connection with the enforcement or protection of such Person’s rights in connection with this Agreement and the other Loan Documents or the Collateral, including its rights under this Section, and including in connection with any bankruptcy or insolvency proceeding, workout, restructuring, or negotiations in respect thereof, and (iv) all costs, expenses, taxes, assessments, and other charges incurred by Lender or Collateral Agent in connection with any filing, registration, recording, or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein or any audit, verification, inspection or appraisal of the Collateral.
3.Other Agreements of Borrower and Lender.
(a)Lender’s Right to Terminate Interest Rate Swap. Borrower and Coöperatieve Rabobank U.A. (“Rabobank”), an Affiliate of Lender, are parties to that certain ISDA 2002 Master Agreement dated as of June 10, 2021 (together with the related Schedules (as defined therein), and as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Master Agreement”) pursuant to which Borrower and Rabobank entered into an interest rate swap transaction (Rabobank reference no. [***]) having a trade date of June 21, 2021 (the “Swap”). Borrower stipulates and agrees that Borrower’s obligations under the Master Agreement constitute Hedging Obligations for all purposes of the Mortgage, the Security Agreement and the other Loan Documents. Borrower hereby: (i) authorizes Lender to take such actions and exercise such powers as are necessary or appropriate to cause Rabobank to terminate the Swap at such time as Lender may determine in its discretion; (ii) agrees that Rabobank shall determine the Early Termination Amount, (iii) assigns the right to receive payment (if any) of any Early Termination Amount (as such term is defined

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in the Master Agreement) or other sums (if any) in respect of the Swap to Lender for deposit into the Reserve Account (and further application to the Obligations pursuant to the terms of the Credit Agreement and the other Loan Documents); and (iv) irrevocably appoints Lender its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, to take any action and to execute any document which Lender may deem necessary or advisable to effect such early termination or assignment of the Swap. Borrower understands and acknowledges that Lender and Rabobank may terminate the Swap under circumstances which may not yield the maximum Early Termination Amount payable to (or for the benefit of) Borrower and Borrower hereby waives any claims against Lender and Rabobank which may arise out of or relate to the election to terminate the Swap. If Lender so terminates the Swap, (i) Lender shall not require that Borrower obtain a replacement Swap, (ii) Borrower shall not be in default under the Loan Documents as a result of such termination of the Swap, notwithstanding Section 1.135 of the Schedule of Definitions, and (iii) Lender shall not Adjust the Interest Rate Margin pursuant to Section 1.05 of the Facility Sheet.
(b)Retention of FTI Consulting, Inc. Borrower acknowledges that by letter agreement dated March 14, 2023, counsel to Lender has retained FTI Consulting, Inc. (“FTI”) to provide certain financial advisory and consulting services for the benefit of Lender in connection with the Credit Agreement and Lender’s relationship with Borrower. Borrower acknowledges and agrees that pursuant to Section 7.14 of the Credit Agreement, Borrower is obligated to reimburse Lender for any charges incurred by or on behalf of Lender or its counsel in respect of FTI’s services, including, without limitation, the advisory fee payable to FTI pursuant to the referenced letter agreement (the “Initial Advisory Fee”) and any related expenses. Notwithstanding the foregoing, Lender agrees that Borrower shall not be obligated to reimburse Lender for any charges in respect of FTI’s services in excess of the Initial Advisory Fee and incurred by or on behalf of Lender or its counsel after June 30, 2023 pursuant to the referenced letter agreement if Borrower is then in full compliance with Borrower’s obligations in respect of the Credit Agreement and the other Loan Documents; provided, however, that the foregoing shall not limit Borrower’s obligation to reimburse Lender for any charges in respect of the services provided by FTI or any other advisor retained by Lender (or its counsel) in connection with any future breach or anticipated breach of Borrower’s obligations under the Loan Documents or in connection with any workout or restructuring negotiation or transaction, litigation or bankruptcy proceedings, or any other negotiations, transactions, or proceedings. The foregoing shall not be deemed to amend or otherwise supersede Section 7.14 of the Credit Agreement.
4.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by Borrower. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of Borrower that would require the waiver or consent of Lender. Borrower acknowledges and agrees that pursuant to the Loan Documents, Lender (for itself or in its capacity as Collateral Agent) holds valid first priority, perfected security interests in, and liens upon, all of the Collateral
5.Conditions Precedent. This Agreement shall become effective upon the date (the “Effective Date”) on which Lender shall have received:
(a)This Agreement, duly executed and delivered by Borrower;
(b)An Intellectual Property License Security Agreement substantially in the form of Exhibit A, duly executed and delivered by Borrower;
(c)Satisfactory evidence that Borrower shall have deposited the additional sum of $2,000,000 into the Reserve Account, as required to occur by March 31, 2023 under Section 1.02(d) of

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the Applicable Obligor Covenants Schedule to the Credit Agreement, as amended by this Agreement, such that the balance of funds in the Reserve Account shall not be less than $14,000,000;
(d)From Borrower (i) reimbursement of the entirety of the Initial Advisory Fee and all other costs and expenses then due to FTI (as more fully set forth in the acknowledgment described in Section 5(e) below), (ii) the sum of $82,309 for outstanding fees and expenses incurred by Bryan Cave Leighton Paisner LLP, as Lender’s counsel, and invoiced to Borrower, and (iii) the sum of $96,630.58 for all other fees required to be paid, and all expenses, in each case in connection with this Agreement (including reasonable fees, disbursements and other charges of counsel to Lender);
(e)An acknowledgement from Borrower regarding its reimbursement obligations in respect of the Initial Advisory Fee and related expenses.
(f)Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Agreement have been taken to Lender’s and its counsel’s satisfaction, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may request; and.
(g)Such other information and documents as may reasonably be required by Lender and its counsel in connection with this Agreement.
6.Representations and Warranties. Borrower hereby represents and warrants to Lender (before and after giving effect to this Agreement) that:
(a)Borrower has the limited liability company power and authority, and the legal right, to execute, deliver and perform this Agreement and to obtain extensions of credit under the Credit Agreement as amended by this Agreement (the “Amended Credit Agreement”).
(b)Borrower has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and to authorize the extensions of credit on the terms and conditions of the Amended Credit Agreement.
(c)No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Agreement, the extensions of credit under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Agreement, or the performance, validity or enforceability of the Amended Credit Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, and any public disclosure of this Agreement required by law following the execution hereof.
(d)This Agreement has been duly executed and delivered on behalf of Borrower. This Agreement and the Amended Credit Agreement constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.
(e)Each of the representations and warranties made by Borrower herein or in or pursuant to the Loan Documents is true and correct on and as of the Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct [in all material respects] as of such earlier date).
(f)No default or Event of Default has occurred and is continuing, or will result from this Agreement or any extension of credit under the Amended Credit Agreement.

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(g)Borrower has performed all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by Borrower on or before the Effective Date.
7.Further Assurances. On and after the Effective Date, Borrower shall execute any and all amendments to the Master Agreement and related documents which may be required under any Applicable Law or which Lender may reasonably require to effect the termination rights and assignment of funds contemplated by Section 3(a) above.
8.Release by Borrower. Borrower, on behalf of itself, and all persons and entities claiming by, through, or under it, hereby unconditionally releases, remises, acquits, waives and forever discharges Lender, and all of Lender’s past and present officers, employees, directors, shareholders, attorneys, agents, accountants, auditors, representatives, parent corporation, subsidiaries, affiliates, trustees, administrators, predecessors, successors and assigns (collectively, the “Lender Group”), of, from, and with respect to any and all manner of action and actions, cause and causes of actions, suits, disputes, debts, dues, damages, penalties, fees, losses, costs, expenses, attorneys fees, accounts, bonds, covenants, contracts, agreements, promises, warranties, guarantees, representations, liens, mechanic’s liens, judgments, awards, claims, cross claims, counterclaims, obligations, defenses, demands and any claims for avoidance or other remedies whatsoever available to Borrower, or its successors or assigns, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise or resulting from any assignment, if any, at law or in equity (collectively referred to as “Claims”), which Borrower ever had or now has, claims to have had, now claims to have or hereafter can, shall or may claim to have against the Lender Group (or any part thereof), for or by reason of any cause, matter, or thing whatsoever arising from the beginning of time through the date hereof, including, without limitation, any and all claims based upon, relating to or arising out of any and all transactions, agreements, relationships or dealings with or loans made to Borrower prior to the date hereof.
Borrower warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the claims being released hereby and that Borrower hereby agrees to jointly and severally indemnify and hold harmless any and all of the Lender Group against whom any of the claims so assigned, pledged, hypothecated, divested and/or encumbered is asserted. This provision shall survive any termination of this Agreement.
Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Group under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which Borrower or the Lender Group does not know or suspect to exist as of the date hereof. Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Agreement (and without which this Agreement would not have been agreed to by Lender).
9.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Borrower and Lender and each of their respective successors and assigns.
10.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kentucky.
11.Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

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12.Costs and Expenses. Borrower agrees to pay or reimburse Lender for all of its out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of Lender’s counsel.

[The balance of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APPHARVEST MOREHEAD FARM, LLC, as Borrower
By /s/ Loren Joseph Eggleton Name: Loren Joseph Eggleton Title: Chief Financial Officer

RABO AGRIFINANCE LLC, as Lender and Collateral Agent
By /s/ Jeff Hanson Name: Jeff Hanson Title: Vice President

Signature Page to First Amendment to Master Credit Agreement

EXHIBIT A
FORM OF
INTELLECTUAL PROPERTY LICENSE SECURITY AGREEMENT
[see attached]

Exhibit A

EXHIBIT A
INTELLECTUAL PROPERTY LICENSE SECURITY AGREEMENT
This security agreement (“Intellectual Property License Security Agreement”) is entered into and is dated as of March 31, 2023. It is between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company (“Grantor”), and RABO AGRIFINANCE LLC, a Delaware limited liability company, as agent for itself and the other Secured Parties (defined herein) under the Collateral Agency Agreement (defined herein; and RABO AGRIFINANCE LLC, in that capacity, “Collateral Agent”).
RABO AGRIFINANCE LLC, a Delaware limited liability company, as Lender (“Lender”) has extended credit to Borrower under the terms and conditions of the Master Credit Agreement between Borrower and Lender dated June 15, 2021 (as amended by that certain Addendum to Master Credit Agreement dated as of December 27, 2022 and that certain Second Addendum to Master Credit Agreement dated as of February 2, 2023, along with any and all other subsequent modifications or amendments thereto the “MCA”). Each capitalized term used in this Intellectual Property License Security Agreement that is defined in the MCA and not defined in this Intellectual Property License Security Agreement will have the meaning specified in the MCA. This Intellectual Property License Security Agreement will be interpreted in accordance with the Drafting Conventions.
Grantor has or may also enter into certain derivatives transactions under Hedging Agreements with Swap Counterparties, under which Grantor has or may incur Hedging Obligations to Swap Counterparties.
The Loan Obligations (defined in the MCA) may be, from time to time, guaranteed by Guarantor under the terms and conditions of one or more guaranties in favor of Collateral Agent. The Hedging Obligations may be guaranteed by Guarantor under the terms and conditions of the Hedging Agreements and/or a separate guaranty of the Hedging Obligations (the MCA, the Guaranty, and the Hedging Agreements and any separate guaranty of the Hedging Obligations are herein sometimes individually and collectively referred to as the “Debt Instrument”).
To induce Lender and Swap Counterparties to extend credit and provide other financial accommodations (including derivative transactions) to Grantor, and in consideration thereof, Grantor agrees as follows:
1.The Collateral. Grantor assigns and grants to Collateral Agent a security interest in (a) all Intellectual Property Licenses (defined herein) (the “Collateral”); (b) accessions, attachments and other additions to the Collateral; (c) substitutes or replacements for any Collateral, all proceeds, products, rents and profits of any Collateral, all rights under warranties and insurance contracts covering the Collateral, and any causes of action relating to the Collateral; and (d) books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).
2.Secured Obligations. This Intellectual Property License Security Agreement is to secure the payment and performance of the following (collectively, the ”Secured Obligations”) in any order of priority that Collateral Agent or Secured Parties may choose: (a) all Obligations (defined in the MCA), under one or more Facility Sheet(s) from time to time where Grantor is designated from time to time as Borrower, Guarantor, or Non-Borrower, including this Intellectual Property License Security Agreement; (b) all Hedging Obligations; (c) all obligations of Grantor under this Intellectual Property License Security Agreement; (d) any obligations due to a Banking Counterparty with regard to Banking Obligations; all obligations of Grantor to Lender, Coöperatieve Rabobank U.A., a foreign banking organization organized as a cooperative bank under the laws of The Netherlands (“Rabobank”) or any other Affiliate of Lender (Lender, Rabobank, and any other Affiliate of Lender or Rabobank are herein individually and collectively, “Secured Parties”), whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether obligatory or non-obligatory; whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by assignment or otherwise, under the terms and conditions of any other written instrument or agreement executed by Grantor; and (e) any of the foregoing that arises after the filing of a petition by or against Grantor under an Insolvency Proceeding.
3.Grantor Representations. Grantor represents to Collateral Agent and Secured Parties that: (a) the legal name of Grantor is as appears in the first paragraph of this Intellectual Property License Security Agreement; (b) Grantor has not used any trade name, assumed name or other name except Grantor’s name stated in the first paragraph of this Intellectual Property License Security Agreement; (c) Grantor has its place of business, or its chief executive office, if it has more than one place of business, located at the address adjacent to its signature below; (d) except for Liens expressly permitted under the terms of the MCA, Grantor has not granted any security interest in any of the Collateral except to Collateral Agent or Secured Parties; and (e) there are no claims, actions, proceedings or investigations pending or threatened against Grantor or affecting the Collateral with respect to any violations of Applicable Laws.
4.Information Accurate and Complete. Grantor’s submission of any report, record or other information pertaining to the condition or operations, financial or otherwise, of Grantor, from time to time, whether or not required under Borrower’s application for the Loan, Lender’s underwriting and approval of the Loan, or this Intellectual Property License Security Agreement and the other Loan Documents, will be deemed accompanied by a representation by Grantor that the report, record or information is complete and accurate in all material respects as to the condition or operations of Grantor (and, if applicable, Grantor’s Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities and Grantor’s business or organizational structure.
5.Grantor Covenants. Until such time as all of the Secured Obligations have been paid in full and the Hedging Agreements have been terminated:
Grantor shall properly preserve, maintain and care for the Collateral; defend the Collateral against any adverse claims and demands; protect, diligently collect all accounts; and keep complete, current, and accurate Books and Records with respect to the Collateral and any proceeds or collections;
Grantor shall notify Collateral Agent in writing prior to any change in (i) Grantor’s name, identity or business structure or (ii) the location(s) of (A) Grantor’s place of business or Grantor’s chief executive office if Grantor has more than one place of business, (B) Grantor’s state of organization, or (C) Grantor’s Books and Records concerning any Collateral;
Grantor shall promptly notify Collateral Agent in writing of any event which affects the value of the Collateral, the ability of Grantor or Collateral Agent to dispose of the Collateral, or the rights and remedies of Collateral Agent in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise;
except for purchase money security interests related to normal trade credit and Liens expressly permitted under the terms of this Intellectual Property License Security Agreement or the MCA, Grantor will not grant any security interest in any of the Collateral except to Collateral Agent, and will keep the Collateral free of all Liens, claims, security interests and encumbrances of any kind or nature except the security interest of Collateral Agent and such permitted Liens;
Grantor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Collateral Agent’s security interest. Without waiving Grantor’s default for failure to make any such payment, Collateral Agent at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations. Grantor agrees to reimburse Collateral Agent on demand for any costs so incurred;
until Collateral Agent exercises its rights to make collection, Grantor will diligently collect all Collateral;
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if any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Grantor shall immediately deliver such document to Collateral Agent, together with any necessary endorsements;
Grantor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral; and
Grantor will execute and deliver such additional documents as may be reasonably requested by Collateral Agent in connection with Collateral Agent’s security interest in the Collateral, including all assignments, transfers, novations, and other documents required by Collateral Agent to transfer to Collateral Agent, all federal and state government program payments, rights to payment, accounts, general intangibles and benefits.
6.Additional Optional Requirements. Collateral Agent may at its option at any time, whether or not Grantor is in default: (a) require Grantor to deliver to Collateral Agent (i) copies of or extracts from the Books and Records, (ii) records and schedules which show the status and condition of the Collateral and where it is located, and (iii) information on any contracts or other matters affecting the Collateral; (b) permit Collateral Agent to inspect the Collateral; (c) require Grantor to furnish to Collateral Agent a list of the buyers, processors, commission merchants, cooperatives, or selling agents to or through whom Grantor sells any Collateral; (d) require Grantor to deliver to Collateral Agent any instruments or chattel paper; (e) notify or require Grantor to notify any account debtors, any buyers of the Collateral, or any other Persons of Collateral Agent’s interest in the Collateral; (f) notify or require Grantor to notify any account debtor to forward all payments and proceeds of the Collateral to Collateral Agent; and (g) endorse or sign Grantor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Grantor and remove therefrom any payments and proceeds of the Collateral.
7.Events of Default. The following each shall be an event of default under this Intellectual Property License Security Agreement (an “Event of Default”): (a) an Event of Default under the MCA, including a default termination event or other similar event under any Hedging Agreement which is not cured within any grace or cure period specified therein, if any; and (b) Grantor breaches any term, provision, warranty or representation under this Intellectual Property License Security Agreement.
8.Remedies. Upon the occurrence of an Event of Default, Collateral Agent may: (a) pursue any or all remedies as set forth in this Intellectual Property License Security Agreement, the MCA or the Hedging Agreements; (b) enforce the security interest given hereunder or any other instrument or agreement pursuant to the UCC and any other Applicable Law; (c) enforce the security interest of Collateral Agent in any deposit account of Grantor maintained with any Secured Party by applying such account to the Secured Obligations; (d) require Grantor to obtain Collateral Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral; (e) require Grantor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Collateral Agent in kind; (f) require Grantor to assemble the Collateral, including the Books and Records, and make them available to Collateral Agent at a place designated by Collateral Agent; (g) enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Grantor’s equipment, if Collateral Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral; (h) demand and collect any payments on and proceeds of the Collateral; (i) grant extensions and compromise or settle claims with respect to the Collateral for less than face value, upon reasonable prior notice to Grantor as may be required under the UCC; (j) use or transfer any of Grantor's rights and interests in any Intellectual Property now owned or hereafter acquired by Grantor, if Collateral Agent deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Grantor agrees that any such use or transfer shall be without any additional consideration to Grantor (as used in this Intellectual Property License Security Agreement, "Intellectual Property" means all trade secrets, computer software, service marks, trademarks, trade names, trade styles, all goodwill of Grantor associated with the business now or hereafter conducted by Grantor connected with or symbolized by any service mark, trademark, trade name or trade style, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which Grantor has any right or interest, whether by ownership, license, contract or otherwise, and “Intellectual Property License” means any license agreement providing for the grant of any right in or to any Intellectual Property, whether Grantor is a licensee or licensor under any such license agreement); (k) have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Grantor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment or to demand or request the posting of any bond as a condition or term of such appointment; (l) take such measures as Collateral Agent may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Grantor hereby irrevocably constitutes and appoints Collateral Agent as Grantor’s attorney-in-fact to perform all acts and execute all documents in connection therewith; and (m) without notice or demand to Grantor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other Secured Obligations, at any time held or owing by Collateral Agent or any of Collateral Agent’s agents or affiliates to or for the credit of the account of Grantor or any Guarantor or endorser of the Secured Obligations.
9.Notices. All notices, approvals, consents, and other communications, under this Intellectual Property License Security Agreement (“Notices”) must be given in accordance with and will be subject to the terms and provisions of the MCA. Notices must be mailed or delivered, if to Grantor, to the address adjacent Grantor’s signature below; if to Collateral Agent or Lender, to 14767 N. Outer 40 Rd., Suite 400, Chesterfield, MO 63017, Attention: Loan Closing Department; if to Secured Parties other than Lender, c/o Rabobank, 245 Park Avenue, New York, NY 10167, Attention: Customer Service Representative; and in the case of any other Person, to the address designated by that Person in a Notice to Grantor Collateral Agent and Secured Parties.
10.Other Acts. Grantor shall cooperate with Collateral Agent and Secured Parties for the purposes of, and perform all acts which may be necessary or advisable to perfect any Lien provided for in this Intellectual Property License Security Agreement or to carry out the intent of this Intellectual Property License Security Agreement. Promptly (but in no event more than ten days) after request by Collateral Agent and Secured Parties, Grantor will execute, acknowledge and deliver any document which Collateral Agent and Secured Parties deem necessary or advisable for these purposes, and will, on demand, pay any expenses incurred by Collateral Agent and Secured Parties in the preparation, execution and filing of any such documents.
11.POWER OF ATTORNEY. TO FACILITATE THE PERFORMANCE OF THE AGREEMENTS OF GRANTOR UNDER THE LOAN DOCUMENTS, SECURED PARTY, IN THE NAME AND ON BEHALF OF GRANTOR OR, AT ITS OPTION, IN ITS OWN NAME, MAY (BEFORE OR AFTER AN EVENT OF DEFAULT) PERFORM OR OBSERVE ANY OBLIGATION OF GRANTOR TO SECURED PARTY AND TAKE ANY ACTION WHICH SECURED PARTY MAY DEEM NECESSARY OR DESIRABLE TO CURE OR CORRECT SUCH FAILURE. GRANTOR IRREVOCABLY AUTHORIZES SECURED PARTY AND GRANTS SECURED PARTY A POWER OF ATTORNEY IN THE NAME AND ON BEHALF OF THE GRANTOR OR, AT ITS OPTION, IN ITS OWN NAME, COUPLED WITH AN INTEREST, TO COLLECT, RECEIVE, RECEIPT FOR, CREATE, PREPARE, COMPLETE, EXECUTE, ENDORSE, DELIVER, AND FILE ANY AND ALL INSURANCE APPLICATIONS, REMITTANCES, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER, AND OTHER WRITINGS, TO GRANT AN EXTENSION TO, COMPROMISE, SETTLE, WAIVE, NOTIFY, AMEND, ADJUST, CHANGE, AND RELEASE ANY OBLIGATION OF ANY ACCOUNT GRANTOR, OBLIGOR, INSURER, OR OTHER PERSON PERTAINING TO ANY COLLATERAL, AND TAKE ANY OTHER ACTION DEEMED BY SECURED PARTY TO BE NECESSARY OR DESIRABLE TO ESTABLISH, PERFECT, PROTECT, OR ENFORCE THE SECURED PARTY’S INTEREST IN THE COLLATERAL. Grantor shall execute FSA/CCC Power of Attorney forms and any other documents required to enable Secured Party to execute any and all documents necessary for application for, compliance or reporting of necessary information for all FSA/CCC programs. Secured Party has no duty to exercise any of the authority granted in this paragraph. Secured Party shall not be liable for any act or failure to act in connection with the collection of or the preservation of any rights with respect to the Collateral described in this paragraph.
12.Miscellaneous.
(a)Grantor hereby acknowledges Lender has entered into a collateral agency agreement between the Secured Parties (the “Collateral Agency Agreement”) which, as amended, modified, or restated, permits Lender to act as a Collateral Agent in servicing the applicable Loan.
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(b)The MCA, the other Transaction Documents, and each other agreement or instrument made or entered into in connection with each of the Secured Obligations (collectively, the “Secured Obligation Documents”), collectively: (i) represent the sum of the understandings and agreements between Collateral Agent, Secured Parties, and Grantor concerning this credit; (ii) replace any prior oral or written agreements between Collateral Agent, Secured Parties, and Grantor concerning this credit; and (iii) are intended by Collateral Agent, Secured Parties, and Grantor as the final, complete and exclusive statement of the terms agreed to by them. The Secured Obligation Documents also grant further rights to Collateral Agent and Secured Parties, and contain further agreements and affirmative and negative covenants by Grantor which apply to this Intellectual Property License Security Agreement and to the Collateral.
(c)Each waiver by Collateral Agent or Secured Parties must be in writing, and no waiver is to be construed as a continuing waiver. No waiver is to be implied from any delay or failure by Collateral Agent or Secured Parties to take action on account of any default of Grantor. Consent by Collateral Agent or Secured Parties to any act or omission by Grantor must not be construed as a consent to any other or subsequent act or omission or waiver of the requirement for Collateral Agent’s or Secured Parties’ consent to be obtained in any future or other instance. The exercise by Collateral Agent or Secured Parties of any right or remedy under this Intellectual Property License Security Agreement or the other Secured Obligation Documents or under Applicable Law, shall not: cure or waive a breach, Event of Default or Notice of default under this Intellectual Property License Security Agreement or invalidate any act performed pursuant to any such default or Notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Secured Obligation Documents, including any Hedging Agreements, have been cured); or impair the security of this Intellectual Property License Security Agreement; or prejudice Collateral Agent or Secured Parties, or any receiver appointed in accordance with this Intellectual Property License Security Agreement, in the exercise of any right or remedy afforded any of them under this Intellectual Property License Security Agreement; or be construed as an affirmation by Collateral Agent or Secured Parties of any tenancy, lease or option, or a subordination of the Lien of this Intellectual Property License Security Agreement.
(d)Grantor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Grantor, including any holder of a Lien subordinate to this Intellectual Property License Security Agreement, by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.
(e)If Grantor consists of more than one Person, each Grantor (a) acknowledges that this Intellectual Property License Security Agreement is the independent and several obligation of each Grantor and may be enforced against each Grantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Grantor; and (b) agrees that its liability hereunder and under any other Secured Obligation Document shall be absolute, unconditional, continuing and irrevocable. GRANTOR EXPRESSLY WAIVES ANY REQUIREMENT THAT COLLATERAL AGENT OR SECURED PARTIES EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER GRANTORS UNDER THIS INTELLECTUAL PROPERTY LICENSE SECURITY AGREEMENT, OR ANY OTHER SECURED OBLIGATION DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE SECURED OBLIGATIONS.
(f)If Grantor is comprised of multiple Persons, any Person comprising Grantor is hereby authorized to bind all Parties comprising Grantor. Collateral Agent and Secured Parties may, at any time and without Notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.
(g)This Intellectual Property License Security Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns; provided that Grantor shall not assign its rights or obligations hereunder without Secured Parties’ consent. However, this Paragraph does not waive the provisions of Section 5(h) of this Intellectual Property License Security Agreement; and Grantor shall not assign its rights or obligations hereunder without the consent of Collateral Agent and Secured Parties. Collateral Agent and Secured Parties may transfer all or any portion of its rights under the Secured Obligation Documents to any other Person. Collateral Agent and Secured Parties may disclose to any actual or proposed transferee any information that Grantor has delivered to Collateral Agent or Secured Parties in connection with the negotiation of this Intellectual Property License Security Agreement or pursuant to the Secured Obligation Documents; and Grantor shall cooperate fully with Collateral Agent and Secured Parties in providing that information to any actual or proposed transferee. Any individual signing this Intellectual Property License Security Agreement does so on his or her own behalf and on behalf of his or her marital community, and agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all indebtedness, liabilities and obligations of Indemnitor under this Intellectual Property License Security Agreement.
(h)All rights and remedies under this Intellectual Property License Security Agreement and the Secured Obligation Documents are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.
(i)Any provision of any Secured Obligation Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Secured Obligation Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Collateral Agent may, at its option, declare all Secured Obligations immediately due and payable.
(j)This Intellectual Property License Security Agreement may not be amended, changed, modified, altered, or terminated without the prior written consent of Collateral Agent and Secured Parties.
(k)This Intellectual Property License Security Agreement shall be governed exclusively by the applicable laws of the State of Kentucky (the “Governing Law State”) without regard or reference to its conflict of laws principles. Grantor understands that the laws of the Governing Law State may differ from the laws of the State where Grantor resides or otherwise is located or where the Collateral is located. However, Grantor understands, agrees and acknowledges that (a) this Intellectual Property License Security Agreement and the Secured Obligation Documents have significant and substantial contacts with the Governing Law State, (b) it is convenient to Grantor and Lender to select the law of the Governing Law State to govern this Intellectual Property License Security Agreement and the transactions evidenced hereby, (c) the transactions evidenced by this Intellectual Property License Security Agreement bear a reasonable connection to the laws of the Governing Law State, (d) the choice of the internal laws of the Governing Law State was made for good and valid reasons, and (e) the choice of the Governing Law State constitutes good and valuable consideration for Secured Parties to enter into the Secured Obligation Documents and Secured Parties have entered into the Secured Obligation Documents in reliance on this choice.
(l)GRANTOR IRREVOCABLY AGREES THAT, AT THE OPTION OF COLLATERAL AGENT, ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS INTELLECTUAL PROPERTY LICENSE SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL BE LITIGATED IN ANY CIRCUIT COURT OR UNITED STATES DISTRICT COURT OF THE GOVERNING LAW STATE (AS DEFINED IN SECTION 12.09 OF THE MCA). GRANTOR IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF THOSE COURTS FOR ALL SUCH ACTIONS, PROCEEDINGS AND COUNTERCLAIMS AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE, OR OTHERWISE.
(m)This Intellectual Property License Security Agreement may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.
(n)Collateral Agent is authorized to execute any other documents or take any other actions necessary to effectuate this Intellectual Property License Security Agreement and the consummation of the transactions contemplated herein.
(o)Collateral Agent is authorized to file in any Uniform Commercial Code jurisdiction, any such financing statement or amendment as Collateral Agent deems necessary or desirable to perfect its security interest, including but not limited, to a financing statement or amendment indicating the collateral as “all assets,” “all personal property,” or “all personal property and fixtures” of Grantor.
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(p)Collateral Agent and Secured Parties are authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Grantor. Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Collateral Agent or Secured Parties shall authorize third Persons to provide the information requested from time to time.
(q)Each Party has participated in negotiating and drafting this Intellectual Property License Security Agreement, so if an ambiguity or a question of intent or interpretation arises, this Intellectual Property License Security Agreement is to be construed as if the Parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Intellectual Property License Security Agreement.
(r)GRANTOR, AND BY ACCEPTANCE HEREOF, COLLATERAL AGENT (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS INTELLECTUAL PROPERTY LICENSE SECURITY AGREEMENT; OR (II) ANY SECURED OBLIGATION DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE (INDIVIDUALLY AND COLLECTIVELY, A “CONTROVERSY OR CLAIM”); AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CONTROVERSY OR CLAIM TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THE PROVISIONS OF THIS SECTION ARE GIVEN KNOWINGLY AND VOLUNTARILY; AND ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE SECURED OBLIGATION DOCUMENTS.
13.IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
Grantor is signing this Intellectual Property License Security Agreement effective as of the day and year first written above.
GRANTOR

Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way Morehead, KY 40351 Alternate address for notice by U.S. Mail: 401 W. Main Street, Suite 321 Lexington, KY 40507	By: /s/ Loren Joseph Eggleton LOREN JOSEPH EGGLETON Chief Financial Officer

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